Exhibit 21

Subsidiaries of Air Products and Chemicals, Inc.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant — Air Products and Chemicals, Inc.

Air Products and Chemicals, Inc. of Utah (Utah)

Air Products (Rozenburg), LLC

Air Products Advanced Materials LLC

Air Products Asia, Inc.

Air Products Caribbean Holdings, Inc.

Air Products China, Inc.

Air Products Energy Enterprises, L.P.

Air Products Energy Holdings, Inc.

Air Products Europe, Inc.

Air Products Helium, Inc.

Air Products Hydrogen Company, Inc.

Air Products International LLC

Air Products LLC

Air Products Manufacturing Corporation

Air Products Performance Manufacturing, Inc.

Air Products Trinidad Services, Inc.

APCI (U.K.), Inc.

APCI Ref-Fuel Company

DA NanoMaterials LLC

EPCO Carbon Dioxide Products, Inc. (Illinois)

Gardner Cryogenics (Pennsylvania)

Harvest Energy Technologies (California)

Indura Holdings Colombia, LLC

Olin DNT Limited Partnership

Permea Inc.

Prodair Corporation

Pure Air Holdings Corp.

Pure Air on the Lake (I), Inc.

Pure Air on the Lake (IV), Inc.

Pure Air on the Lake, Limited Partnership

SCWC Corp.

Stockton CoGen (I), Inc.

The Former SR Manufacturers Inc.

ARGENTINA

Indura Argentina S.A.

AUSTRIA

Air Products Gesellschaft mbH

BAHRAIN

Air Products Bahrain W.L.L.

BELGIUM

Air Products Management S.A.

Air Products S.A.

Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

CANADA

Air Products Canada Ltd./Prodair Canada Ltee

CHILE

Air Products Chile S. A.

Asesoria, Ingenieria e Inspecciones, Ltda

American Shoe S.A.

Centro Técnico Indura Limitada

Garmendia Macus S.A.

Inacui Transportes S.A.

Indura Inversiones Limitada

Indura S.A.

Indura Sociedad Comercial Limitada

Indura Soldaduras Continuas Limitada

Inversiones Air Products Chile Limitada

Inversiones Air Products Holdings Limitada

M y H Comercial e Industrial Limitada

Oxigeno Medicinal Domiciliario Limitada

Servicios Indura Limitada

CHINA

Air Products (Cangzhou) Co., Ltd.

Air Products (Changsha) Co., Ltd.

Air Products (Dongguan) Gases Co., Ltd.

Air Products (Hangjin Qi) Co., Ltd.

Air Products (Hong Kong) Co., Ltd.

Air Products (Jiangxi) Co., Ltd.

Air Products (Kunshan) Gases Co., Ltd.

Air Products (Ningbo) Hi-Tech Gases Co., Ltd.

Air Products (Shenyang) Gases Co., Ltd.

Air Products (Xia’men) Electronics Gases Co., Ltd.

Air Products (Zhongshan) Gases Co., Ltd

Air Products and Chemicals (Banan) Gases Co., Ltd.

Air Products and Chemicals (Beijing) Distribution Co., Ltd.

Air Products and Chemicals (Changxing) Co., Ltd.

Air Products and Chemicals (Changzhou) Co., Ltd.

Air Products and Chemicals (Changzhi) Co., Ltd.

Air Products and Chemicals (Chengdu) Co., Ltd.

Air Products and Chemicals (China) Investment Co. Ltd.

Air Products and Chemicals (Chongqing) Co., Ltd.

Air Products and Chemicals (Fuzhou) Co., Ltd.

Air Products and Chemicals (Guangzhou) Co., Ltd.

Air Products & Chemicals (Jiyuan) Onsite Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Co., Ltd.

Air Products and Chemicals (Nanjing) Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Specialty Amines Co., Ltd.

Air Products and Chemicals (Panjin) Gases Co., Ltd.

Air Products and Chemicals (Pengzhou) Co., Ltd.

Air Products and Chemicals (Putian) Co., Ltd.

Air Products and Chemicals (Qingdao) Co., Ltd.

Air Products and Chemicals (Shaanxi) Co., Ltd.

Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.

Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.

Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Systems Co. Ltd.

Air Products and Chemicals (Shangluo) Co., Ltd.

Air Products and Chemicals (Shenzhen) Co., Ltd.

Air Products and Chemicals (Shenzhen) Gases Co., Ltd.

Air Products and Chemicals (Tangshan) Co., Ltd.

Air Products and Chemicals (Tianjin) Co., Ltd.

Air Products and Chemicals (Tongxiang) Co., Ltd.

Air Products and Chemicals (WuXi) Gases Co., Ltd.

Air Products and Chemicals (WuXi) Co., Ltd.

Air Products and Chemicals (Xi’an) Co., Ltd.

Air Products and Chemicals (Xingtai) Co., Ltd.

Air Products and Chemicals (Xinxiang) Co., Ltd.

Air Products and Chemicals (Zhangjiagang) Co., Ltd.

Air Products and Chemicals (Zhuhai) Co., Ltd.

Air Products and Chemicals (Zibo) Co., Ltd.

Air Products and Chemicals (Guiyang) Co., Ltd.

Air Products (Yingkou) gases Co., Ltd.

Air Products and Chemicals (Yulin) Co., Ltd.

Air Products Huadong (Longkou) Co., Ltd.

Beijing AP BAIF Gas Industry Co., Ltd.

Chengdu Air and Gas Products Ltd.

CNOOC Air Products and Chemicals (Fujian) Co., Ltd.

Permea China, Ltd.

Red Point International (Shanghai) Co., Ltd.

Wuxi Hi-Tech Gas Co., Ltd.

COLUMBIA

Gases Industriales de Columbia S.A. - Cryogas

Ingenieria en Redes de Gases S.A. - Gasproject S.A.

Ingemedicas Santander Ltda.

CZECH REPUBLIC

Air Products spol s.r.o.

ECUADOR

Indura Ecuador S.A.

Gasprodec S.A.

EGYPT

Air Products Gases S.A.E.

FRANCE

Air Products SAS

Lida SAS

Prodair et Cie S.C.S.

Prodair S.A.S.

SAGA SAS

Soprogaz SNC

Union Mobiliere Industrielle S.A.R.L.

GERMANY

Air Products GmbH

Air Products Holdings GmbH

Air Products Performance Materials GmbH

Air Products Schluchtern GmbH

Tyczka Industrie-Gase GmbH

INDIA

Prodair Air Products India Private Limited

INDONESIA

PT Air Products Indonesia

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.

Gastel Limited

ITALY

Air Products Italia S.r.l.

JAPAN

Air Products Japan, Inc.

Air Products Japan K.K.

KOREA

Air Products Korea Inc.

Korea Industrial Gases, Ltd.

MALAYSIA

Air Products Malaysia Sdn Bhd

Air Products Shared Services Sdn. Bhd

Air Products Specialized Process Equipment SDN

Kulim Industrial Gases Sdn. Bhd.

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.

THE NETHERLANDS

Air Products Chemicals Europe B.V.

Air Products Holdings B.V.

Air Products Investments B.V.

Air Products Leasing B.V.

Air Products Nederland B.V.

NIGERIA

Prodair Escravos Limited

NORWAY

Air Products A/S

PERU

Indura Peru S.A.

POLAND

Air Products Sp. z.o.o.

PORTUGAL

Gasin II Unipessoal LDA

RUSSIA

Air Products O.O.O.

Air Products Gas O.O.O.

SINGAPORE

Air Products and Chemicals (S) Pte. Ltd.

Air Products Singapore Industrial Gases Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SPAIN

Air Products Iberica, S.L.

Air Products Investments Espana, S.L.

Air Products Services Europe, S.A.

Carburos Via Augusta Logistics, S.L.

Matgas 2000 A.I.E.

Oxigenol, S.A.

Sociedad Espanola de Carburos Metalicos S.A.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN

Air Products San Fu Co., Ltd.

Air Products Taiwan Holdings Co., Ltd.

THAILAND

Air Products Asia (Technology Center) Ltd.

TRINIDAD AND TOBAGO

Air Products Unlimited

NMAP Services Unlimited

TURKEY

Air Products Gaz Sanayi vi Ticaret Limited

MIDDLE EAST

Air Products Emirates Gas LLC

Air Products Gulf Gas LLC

Air Products Middle East FZE

URUGUAY

Indura Uruguay S.A.

UNITED KINGDOM

Air Products (BR) Limited

Air Products (Chemicals) Public Limited Company

Air Products (Chemicals) Teesside Limited

Air Products Electronics Advanced Materials Europe Limited

Air Products Group Limited

Air Products PLC

Air Products Renewable Energy Limited

Air Products Yanbu Limited

Cryoservice Limited

Gas Direct Limited

Prodair Services Limited

Protexeon Limited